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                                  EXHIBIT 21.1

                   SUBSIDIARIES OF NORSKE SKOG CANADA LIMITED

         Norske Skog Canada Limited has the following significant subsidiaries, all of which are wholly owned:

                                                                                                JURISDICTION OF
         COMPANY                                                                                 INCORPORATION
         -------                                                                                ---------------

         Elk Falls Pulp and Paper Limited(1)................................................... British Columbia

         NorskeCanada (1)(2) .................................................................. British Columbia

         Norske Skog Canada Finance Limited(1)................................................. British Columbia

         Norske Skog Canada (Japan) Ltd.(1).................................................... Japan

         Norske Skog Canada Pulp Operations Limited(1)......................................... British Columbia

         Norske Skog Canada Pulp Sales Inc.(1)................................................. British Columbia

         Norske Skog Canada Pulp Sales (Japan) Ltd............................................. Japan

         Norske Skog Canada Sales Inc.(1)...................................................... British Columbia

         Norske Skog Canada (USA) Inc.(1)...................................................... California

         NSC Holdings (Barbados) Limited....................................................... Barbados

         NSCL Holdings Inc.(1)................................................................. Delaware

         Pacifica Paper Sales Ltd.(1).......................................................... British Columbia

         Pacifica Papers Sales Inc.(1)......................................................... Delaware

         Pacifica Papers Kabushiki Kaisha(1)................................................... Japan

         Pacifica Poplars Ltd.(1).............................................................. British Columbia

         Pacifica Poplars Inc.(1).............................................................. Delaware

         Pacifica Papers U.S. Inc.(1).......................................................... Delaware

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(1)      Each of these subsidiaries are guarantors of the exchange notes.

(2) A general partnership, the partners of which are Norske Skog Canada Limited and Norske Skog Pulp Operations Limited.